Tecogen Reports
Third Quarter 2025 Financial Results

NORTH BILLERICA, Mass., November 12, 2025 - Tecogen Inc. (NYSE American:TGEN), a leading manufacturer of clean energy products, reported revenues of $7.18 million and net loss of $2.13 million for the quarter ended September 30, 2025 compared to revenues of $5.63 million, and a net loss of $0.93 million in 2024. Our cash and cash equivalents balance was $15.25 million at September 30, 2025.
Abinand Rangesh, CEO of Tecogen, commented that "since our last earnings call we have made tremendous progress. First, the potential data center customer we have an LOI from is now considering us for three sites and for a much larger portion of the AI load. This may result in significantly more chiller sales than the original LOI.

We have also now attracted the interest of bigger, more established data center developers. Many have multiple data centers in construction. The feedback from some of the larger developers is not only validating everything we've said to date, but that the power allocated to cooling is larger than we originally anticipated. We have also become aware of other benefits of our solution as a result of our discussions with larger developers. The Vertiv relationship has also taken a positive turn and is building momentum.

Last, we were able to present our solution to both of the big AI chip manufacturers and have received positive feedback.

We have also increased our R&D spend to push our technical edge in natural gas cooling and increase service intervals on our engines. This will be critical in data center applications where we might have a hundred engines in one location but will also be instrumental in increasing service margins fleet wide. To test our product improvements on a larger scale and to improve service margins, especially in NYC, we invested $700k in new engines this quarter. Although this impacts service margin substantially in the short term, it will more than pay for itself in longer term benefits.

During the call I will shed more light on next steps to convert our LOI with a data center developer to a PO, next steps with some of the larger developers, and recent developments in the Vertiv relationship."

Key Takeaways
Net Loss and Earnings Per Share
•Net loss for the quarter ended September 30, 2025 was $2.13 million compared to a net loss of $0.93 million for the same period of 2024, an increase of $1.20 million, due to decreased gross profit from our Services segment and an increase in operating expenses. EPS for the quarter ended September 30, 2025 and 2024 was a loss of $0.07/share and $0.04/share, respectively. The weighted average shares outstanding for the quarter ended September 30, 2025 and 2024 were 28,817,040 shares and 24,850,261 shares, respectively, reflecting shares issued in the July 2025 follow on offering.
•Net loss for the nine months ended September 30, 2025 was $4.25 million compared to a net loss of $3.57 million for the same period of 2024, an increase of $0.68 million, due to decreased gross profit from our Services segment and an increase in operating expenses. EPS for the nine months ended September 30, 2025 and 2024 was a loss of $0.16/share and $0.14/share, respectively. The weighted average shares outstanding for the nine months ended September 30, 2025 and 2024 were 26,354,875 shares and 24,850,261 shares, respectively, reflecting shares issued in the July 2025 follow on offering.
Loss from Operations
•Loss from operations for the quarter ended September 30, 2025 was $2.10 million compared to a loss from operations of $0.87 million for the same period in 2024, an increase of $1.23 million, due to decreased gross profit from our Services segment and an increase in operating expenses.
•Loss from operations for the nine months ended September 30, 2025 was $4.11 million compared to a loss from operations of $3.40 million for the same period in 2024, an increase of $0.71 million, due to decreased gross profit from our Services segment and an increase in operating expenses.
Revenues
•Revenues for the quarter ended September 30, 2025 were $7.18 million compared to $5.63 million for the same period in 2024, a 27.6% increase.
◦Products revenues in the quarter ended September 30, 2025 were $2.98 million compared to $1.39 million for the same period in 2024, an increase of 114.5%. The increase in revenue during the quarter ended September 30, 2025 is due to increased sales of chillers, cogeneration products, and engineered accessories, which included deliveries of our hybrid-drive air-cooled chiller.
◦Services revenues in the quarter ended September 30, 2025 were $3.94 million, compared to $3.85 million for the same period in 2024, an increase of 2.4% due to increased revenues from existing service contracts.
◦Energy Production revenues in the quarter ended September 30, 2025 were $0.26 million compared to $0.39 million for the same period in 2024, a decrease of 34.2%. The decrease in Energy Production revenue is due to contract expirations at certain energy production sites in late 2024 and the temporary shutdown of a few energy production sites for repairs.

•Revenues for the nine months ended September 30, 2025 were $21.76 million compared to $16.54 million for the same period in 2024, a 31.5% increase.
◦Products revenues in the nine months ended September 30, 2025 were $8.67 million compared to $3.00 million for the same period in 2024, an increase of 188.9%. The increase in revenue during the nine months ended September 30, 2025 is due to increased sales of chillers, cogeneration products, and engineered accessories, which included the initial deliveries of our hybrid-drive air-cooled chiller.
◦Services revenues in the nine months ended September 30, 2025 were $12.15 million, compared to $11.99 million for the same period in 2024, an increase of 1.4% due to increased revenues from existing contracts, offset by decreased revenues from the acquired Aegis maintenance contracts.
◦Energy Production revenues in the nine months ended September 30, 2025 were $0.93 million compared to $1.55 million for the same period in 2024, a decrease of 40.1%. The decrease in Energy Production revenues is due to contract expirations at certain energy production sites in late 2024 and the temporary shutdown of a few energy production sites for repairs.

Gross Profit
•Gross profit for the quarter ended September 30, 2025 was $2.18 million compared to $2.48 million in the same period in 2024. Gross margin decreased to 30.4% in the quarter ended September 30, 2025 compared to 44.1% for the same period in 2024. The decrease in gross margin was due to higher material and labor costs in our Services segment in the quarter ended September 30, 2025.

•Gross profit for the nine months ended September 30, 2025 was $7.87 million compared to $7.14 million in the same period in 2024. Gross margin decreased to 36.2% in the nine months ended September 30, 2025 compared to 43.1% for the same period in 2024. The decrease in gross margin was due to higher material and labor costs in our Services segment in the nine months ended September 30, 2025.

Operating Expenses

•Operating expenses increased $0.93 million, or 27.7%, to $4.28 million in the quarter ended September 30, 2025 compared to $3.35 million in the same period in 2024, due to increased payroll, benefits, recruitment costs, and sales commissions.
•Operating expenses increased $1.44 million, or 13.7%, to $11.97 million in the nine months ended September 30, 2025 compared to $10.53 million in the same period in 2024, due to increased payroll, benefits, recruitment costs and sales commissions.

Adjusted EBITDA
Adjusted EBITDA was negative $1.77 million for the quarter ended September 30, 2025 compared to negative $0.75 million for the quarter ended September 30, 2024. For the nine months ended September 30, 2025, adjusted EBITDA was a negative $3.31 million compared to negative $2.94 million for the nine months ended September 30, 2024. (Adjusted EBITDA is defined as net income or loss attributable to Tecogen, adjusted for interest, income taxes, depreciation and amortization, stock-based compensation expense, unrealized gain or loss on investment securities, goodwill impairment charges and other non-cash non-recurring charges or gains including abandonment of intangible assets and asset impairment. See the table following the Condensed Consolidated Statements of Operations for a reconciliation from net income (loss) to Adjusted EBITDA, as well as important disclosures about the Company's use of Adjusted EBITDA).
Conference Call Scheduled for November 13, 2025, at 9:30 am ET
Tecogen will host a conference call on November 13, 2025 to discuss the third quarter results beginning at 9:30 am eastern time. To listen to the call please dial (877) 407-7186 within the U.S. and Canada, or +1 (201) 689-8052 from other international locations. Participants should ask to be joined to the Tecogen Third Quarter conference call. Please begin dialing 10 minutes before the scheduled starting time. The earnings press release will be available on the Company website at www.Tecogen.com in the "News and Events" section under "About Us." The earnings conference call will be webcast live. To view the associated slides, register for and listen to the webcast, go to https://ir.tecogen.com/ir-calendar. Following the call, the recording will be archived for 14 days.
The earnings conference call will be recorded and available for playback one hour after the end of the call. To listen to the playback, dial (877) 660-6853 within the U.S. and Canada, or (201) 612-7415 from other international locations and use Conference Call ID#: 13752231.

About Tecogen
Tecogen Inc. designs, manufactures, sells, installs, and maintains high efficiency, ultra-clean, cogeneration products including engine-driven combined heat and power, air conditioning systems, and high-efficiency water heaters for residential, commercial, recreational and industrial use. The company provides cost effective, environmentally friendly and reliable products for energy production that nearly eliminate criteria pollutants and significantly reduce a customer’s carbon footprint. In business for over 35 years, Tecogen has shipped more than 3,200 units, supported by an established network of engineering, sales, and service personnel in key markets in North America. For more information, please visit www.tecogen.com or contact us for a free Site Assessment.
Forward Looking Statements
This press release contains “forward-looking statements” which may describe strategies, goals, outlooks or other non-historical matters, or projected revenues, income, returns or other financial measures, that may include words such as "believe," "expect," "anticipate," "intend," "plan,"  "estimate," "project," "target," "potential," "will," "should," "could," "likely," or "may" and similar expressions intended to identify forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors that may cause our actual results to differ materially from those expressed or implied by such forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to update or revise any forward-looking statements except as required under the securities laws.
In addition to those factors described in our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and in our Current reports on Form 8-K, under “Risk Factors,” and elsewhere therein, among the factors that could cause actual results to differ materially from past and projected future results are the following: fluctuations in demand for our products and services, competing technological developments, issues relating to research and development, the availability of incentives, rebates, and tax benefits relating to our products and services, changes in the regulatory environment relating to our products and services, integration of acquired business operations, the impact of tariffs, and the ability to obtain financing on favorable terms to fund existing operations and anticipated growth.
In addition to GAAP financial measures, this press release includes certain non-GAAP financial measures, including adjusted EBITDA which excludes certain expenses as described in the presentation. We use Adjusted EBITDA as an internal measure of business operating performance and believe that the presentation of non-GAAP financial measures provides a meaningful perspective of the underlying operating performance of our current business and enables investors to better understand and evaluate our historical and prospective operating performance by eliminating items that vary from period to period without correlation to our core operating performance and highlights trends in our business that may not otherwise be apparent when relying solely on GAAP financial measures.

Tecogen Media & Investor Relations Contact Information:
Abinand Rangesh
P: 781-466-6487
E: Abinand.Rangesh@tecogen.com

TECOGEN INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)

	September 30, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$15,253,975	$5,405,233
Accounts receivable, net	6,220,441	6,026,545
Unbilled revenue	126,738	398,898
Inventories, net	9,558,084	9,634,005
Prepaid and other current assets	918,835	680,565
Total current assets	32,078,073	22,145,246
Long-term assets:
Property, plant and equipment, net	1,788,248	1,738,036
Right-of-use assets - operating leases	1,610,839	1,730,358
Right-of-use assets - finance leases	1,305,353	452,390
Intangible assets, net	2,236,151	2,513,189
Goodwill	2,346,566	2,346,566
Other assets	99,058	166,474
TOTAL ASSETS	$41,464,288	$31,092,259
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Related party notes, current portion	$—	$1,548,872
Accounts payable	3,417,293	4,142,678
Accrued expenses	2,987,784	2,890,886
Deferred revenue, current portion	3,693,732	6,701,131
Operating lease liabilities, current portion	534,397	430,382
Finance lease liabilities, current portion	252,406	85,646
Acquisition liabilities, current portion	861,479	902,552
Unfavorable contract liability, current portion	73,368	113,449
Total current liabilities	11,820,459	16,815,596
Long-term liabilities:
Deferred revenue, net of current portion	1,189,074	1,165,951
Operating lease liabilities, net of current portion	1,126,695	1,341,789
Finance lease liabilities, net of current portion	934,109	325,235
Acquisition liabilities, net of current portion	816,951	1,008,760
Unfavorable contract liability, net of current portion	259,619	309,390
Total liabilities	16,146,907	20,966,721
Commitments and contingencies
Stockholders’ equity:
Tecogen Inc. stockholders’ equity:
Common stock, $0.001 par value; 100,000,000 shares authorized; 29,818,979 issued and outstanding at September 30, 2025 and 24,950,261 shares issued and outstanding at December 31, 2024	29,819	24,950
Additional paid-in capital	78,090,221	57,845,289
Unearned compensation	(762,292)	—
Accumulated deficit	(51,894,868)	(47,639,894)
Total Tecogen Inc. stockholders’ equity	25,462,880	10,230,345
Non-controlling interest	(145,499)	(104,807)
Total stockholders’ equity	25,317,381	10,125,538
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$41,464,288	$31,092,259

TECOGEN INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended
	September 30, 2025	September 30, 2024
Revenues
Products	$2,983,795	$1,391,016
Services	3,943,510	3,850,551
Energy production	255,816	388,563
Total revenues	7,183,121	5,630,130
Cost of sales
Products	1,885,377	797,209
Services	2,946,438	2,139,042
Energy production	167,740	212,965
Total cost of sales	4,999,555	3,149,216
Gross profit	2,183,566	2,480,914
Operating expenses:
General and administrative	3,411,762	2,681,558
Selling	572,869	442,812
Research and development	297,926	233,809
(Gain) loss on disposition of assets	1,713	(4,042)
Total operating expenses	4,284,270	3,354,137
Loss from operations	(2,100,704)	(873,223)
Other income (expense)
Other income (expense), net	81,925	(18,453)
Interest expense	(41,113)	(23,003)
Unrealized gain (loss) on investment securities	(56,246)	18,749
Total other income (expense), net	(15,434)	(22,707)
Loss before provision for state income taxes	(2,116,138)	(895,930)
Provision for state income taxes	2,928	—
Consolidated net loss	(2,119,066)	(895,930)
(Income) loss attributable to the non-controlling interest	(11,881)	(34,478)
Loss attributable to Tecogen Inc.	$(2,130,947)	$(930,408)

Net loss per share - basic	$(0.07)	$(0.04)
Weighted average shares outstanding - basic	28,817,040	24,850,261
Net loss per share - diluted	$(0.07)	$(0.04)
Weighted average shares outstanding - diluted	28,817,040	24,850,261

	Three Months Ended
	September 30, 2025	September 30, 2024
Non-GAAP financial disclosure (1)
Net loss attributable to Tecogen Inc.	$(2,130,947)	$(930,408)
Interest expense, net	(51,479)	23,003
Income taxes	2,928	—
Depreciation & amortization, net	230,149	138,246
EBITDA	(1,949,349)	(769,159)
Stock based compensation	126,419	41,908
Unrealized loss (gain) on investment securities	56,246	(18,749)
Adjusted EBITDA	$(1,766,684)	$(746,000)

(1) Non-GAAP Financial Measures
In addition to reporting net income, a U.S. generally accepted accounting principle (“GAAP”) measure, this news release contains information about Adjusted EBITDA (net income (loss) attributable to Tecogen Inc adjusted for interest, income taxes, depreciation and amortization, stock-based compensation expense, unrealized gain or loss on investment securities, goodwill impairment charges and other non-cash non-recurring charges including abandonment of certain intangible assets), which is a non-GAAP measure.  The Company believes Adjusted EBITDA allows investors to view its performance in a manner similar to the methods used by management and provides additional insight into its operating results.  Adjusted EBITDA is not calculated through the application of GAAP.  Accordingly, it should not be considered as a substitute for the GAAP measure of net income and, therefore, should not be used in isolation of, but in conjunction with, the GAAP measure.  The use of any non-GAAP measure may produce results that vary from the GAAP measure and may not be comparable to a similarly defined non-GAAP measure used by other companies.

TECOGEN INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Nine Months Ended
	September 30, 2025	September 30, 2024
Revenues
Products	$8,672,927	$3,002,087
Services	12,153,700	11,991,378
Energy production	929,085	1,550,549
Total revenues	21,755,712	16,544,014
Cost of sales
Products	5,605,282	2,018,734
Services	7,675,073	6,423,114
Energy production	608,258	966,440
Total cost of sales	13,888,613	9,408,288
Gross profit	7,867,099	7,135,726
Operating expenses:
General and administrative	9,431,073	8,428,119
Selling	1,682,085	1,377,758
Research and development	859,318	734,994
(Gain) loss on disposition of assets	1,433	(8,070)
Total operating expenses	11,973,909	10,532,801
Loss from operations	(4,106,810)	(3,397,075)
Other income (expense)
Other income (expense), net	61,302	(15,305)
Interest expense	(111,592)	(59,542)
Unrealized loss on investment securities	(74,995)	—
Total other income (expense), net	(125,285)	(74,847)
Loss before provision for state income taxes	(4,232,095)	(3,471,922)
Provision for state income taxes	20,615	22,100
Consolidated net loss	(4,252,710)	(3,494,022)
(Income) loss attributable to non-controlling interest	(2,264)	(80,149)
Net loss attributable to Tecogen Inc.	$(4,254,974)	$(3,574,171)

Net loss per share - basic	$(0.16)	$(0.14)
Weighted average shares outstanding - basic	26,354,875	24,850,261
Net loss per share - diluted	$(0.16)	$(0.14)
Weighted average shares outstanding - diluted	26,354,875	24,850,261

	Nine Months Ended
	September 30, 2025	September 30, 2024
Non-GAAP financial disclosure (1)
Net loss attributable to Tecogen Inc.	$(4,254,974)	$(3,574,171)
Interest expense, net	19,000	59,542
Income taxes	20,615	22,100
Depreciation & amortization, net	621,530	419,744
EBITDA	(3,593,829)	(3,072,785)
Stock based compensation	209,858	131,906
Unrealized loss on marketable securities	74,995	—
Adjusted EBITDA	$(3,308,976)	$(2,940,879)

(1) Non-GAAP Financial Measures
In addition to reporting net income, a U.S. generally accepted accounting principle (“GAAP”) measure, this news release contains information about Adjusted EBITDA (net income (loss) attributable to Tecogen Inc adjusted for interest, income taxes, depreciation and amortization, stock-based compensation expense, unrealized gain or loss on investment securities, goodwill impairment charges and other non-cash non-recurring charges including abandonment of certain intangible assets), which is a non-GAAP measure.  The Company believes Adjusted EBITDA allows investors to view its performance in a manner similar to the methods used by management and provides additional insight into its operating results.  Adjusted EBITDA is not calculated through the application of GAAP.  Accordingly, it should not be considered as a substitute for the GAAP measure of net income and, therefore, should not be used in isolation of, but in conjunction with, the GAAP measure.  The use of any non-GAAP measure may produce results that vary from the GAAP measure and may not be comparable to a similarly defined non-GAAP measure used by other companies.

TECOGEN INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Nine Months Ended
	September 30, 2025	September 30, 2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Consolidated net loss	$(4,252,710)	$(3,494,022)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	621,530	419,744
Provision for (recovery of) credit losses	(50,883)	29,817
Stock-based compensation	209,858	131,906
Unrealized loss on investment securities	74,995	—
(Gain) loss on disposition of assets	1,433	(8,070)
Non-cash interest expense	43,476	25,966
Changes in operating assets and liabilities
(Increase) decrease in:
Accounts receivable	(143,013)	1,303,300
Inventory	75,921	658,194
Unbilled revenue	272,160	119,000
Prepaid assets and other current assets	(238,270)	(42,578)
Other assets	330,804	704,565
Increase (decrease) in:
Accounts payable	(725,386)	323,980
Accrued expenses and other current liabilities	96,898	133,599
Deferred revenue	(2,984,276)	581,485
Other liabilities	(668,956)	(1,003,881)
Net cash used in operating activities	(7,336,419)	(116,995)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(353,296)	(838,932)
Proceeds from disposition of assets	1,280	40,255
Distributions to non-controlling interest	(42,956)	(96,975)
Net cash used in investing activities	(394,972)	(895,652)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from follow on offering, net of transaction costs	18,105,100	—
Proceeds from related party notes payable	—	1,000,000
Related-party note repayment	(1,076,956)	—
Finance lease principal payments	(106,414)	(56,385)
Proceeds from the exercise of stock options	658,403	—
Net cash provided by financing activities	17,580,133	943,615
Net increase (decrease) in cash and cash equivalents	9,848,742	(69,032)
Cash and cash equivalents, beginning of the period	5,405,233	1,351,270
Cash and cash equivalents, end of the period	$15,253,975	$1,282,238
Supplemental disclosure of cash flow information:
Cash paid for interest	$145,072	$22,909
Cash paid for taxes	$20,615	$22,100
Non-cash investing activities
Right-of-use assets acquired under operating leases	$193,480	$1,547,800
Right-of-use assets acquired under finance leases	$1,013,564	$275,501
Aegis Contract and Related Asset Acquisition:
Contingent consideration	$—	$272,901
Non-cash financing activities
Related party note conversion to common stock	$514,148	$—